SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2001

RURAL/METRO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-22056 (Commission File Number)	86-0746929 (IRS Employer Identification No.)

8401 East Indian School Road
Scottsdale, Arizona
85251

(Address of Principal Executive Offices)
(Zip Code)

(480) 994-3886
(Registrant’s telephone number, including area code)

Item 5. Other events.

     The Company issued a press release announcing a new waiver of covenant compliance under its $200 million revolving credit facility through December 3, 2001 as set forth in its press release dated August 2, 2001. Previous extensions were announced on March 15, 2000, April 14, 2000, July 17, 2000, October 18, 2000, February 1, 2001 and April 16, 2001.

Item 7C. Exhibits

10.62	Sixth Amendment to the Provisional Waiver and Standstill Agreement dated as of August 1, 2001

99.7	Press Release dated August 2, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: August 8, 2001	By:	/s/ John S. Banas III

John S. Banas III Senior Vice President

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit

10.62	Sixth Amendment to the Provisional Waiver and Standstill Agreement dated as of August 1, 2001

99.7	Press Release dated August 2, 2001

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